Exhibit 10.25

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as the “Agreement”) is made on January 30, 2019 by and among:

Party A: Beijing Melo Technology Co., Ltd., with its domicile at Room 1406-016, 14/F, Shining Tower, No. 35, Xueyuan Road, Haidian District, Beijing, its legal representative is Zheng Han.

Party B1: Guohang Wang, ID number: [____________]

Party B2: You Liang, ID number: [____________]

Party B3: Yadong Xingchen Investment Development Co., Ltd., with its domicile at No. 8 Chengdong Road, Yadong County, Tibet, and its legal representative is Donghui Pan.

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership), with its domicile at Room 1504, Office Building 11, No.1 Meishan Salt Field, Beilun District, and its executive partner is Ningbo Meishan Bonded Port Area Bozhong Tianyuan Investment Management Co., Ltd.

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership), with its domicile at 5/F, No. 138, Genta West Road, Taozhu Street, Zhuji City, Zhejiang Province, and its executive partner is Beijing Shangde Heli Investment Management Co., Ltd.

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd., with its residence at Room 205, 2nd Floor, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing, and its legal representative is Guohang Wang.

In this Agreement, Party B1 to Party B5 are hereinafter collectively referred to as “Party B”, Party A, Party B and Party C are collectively referred to as the “Parties” and individually as a “Party”.

Whereas:

1                     Party A is a wholly foreign-funded limited liability company duly established and validly existing under the laws of the People’s Republic of China.

2                     Party A, Party B and Party C entered into an Exclusive Option Agreement and a Shareholders’ Voting Right Proxy Agreement on January 30, 2019, Party A and Party C entered into an Exclusive Technology Consulting and Service Agreement on January 30, 2019 (the foregoing three Agreements are hereinafter collectively referred to as the “Agreements”).

3                     In order to make sure that Party B and Party C perform their obligations under the Agreements, Party B is willing to pledge all of its equity in Party C, as guarantee for the performance of Party B and Party C.

NOW, THEREFORE, in order to clarify their respective rights and obligations, after friendly consultations, the Parties agree as follows:

I.                    Scope of Pledge Right and Guarantee

1.              Party B will pledge all equity it owns in Party C to Party A, as guarantee for the performance by Party B and Party C of all their obligations under the Agreements. “Pledge Right” refer to the priority enjoyed by Party A to be compensated with proceeds from evaluation or auction or sale of the equity pledged to it.

2.              The effectiveness of the guarantee hereunder shall not be affected by any modification or alteration of this Agreement. The guarantee hereunder is still applicable to the obligations of Party B and Party C under the Agreements as modified. If this Agreement becomes invalid or is revoked or dissolved for any reason, each Party shall use its best endeavors to safeguard Party A’s rights under this Agreement by other means.

II.               Equity Pledged

The equity pledged hereunder is all equity held by Party B in Party C and all related equity interests, as well as other registered capital (amount of contribution) of Party C and all related equity interests that Party B might obtained in the future. As of the effective date of this Agreement, the details of the equity pledged are as follows:

Company from which the equity pledged originates: Beijing Weixue Tianxia Education Technology Co., Ltd.

Registered capital: RMB8,055,555.00

Subject matter of the pledge: 100% equity of Beijing Weixue Tianxia Education Technology Co., Ltd.

III.          Creation of Pledge

1.              The pledge hereunder shall be registered in Party C’s share register on the effective date of this Agreement.

2.              The Parties further agree to register the pledge in Party C’s share register in the form set forth on Annex I hereto in accordance with the terms and conditions of this Agreement, and to hand over the share register recording pledge matters to Party A for custody.

3.              Since the creation of pledge requires registration with the market inspection and management department of the jurisdiction where Party C is incorporated, the Parties shall comply with the provisions of applicable laws and regulations and make reasonable efforts to complete such registration.

4.              The Parties jointly confirm that, in order to go through the formalities for registration of equity pledge, they shall submit this Agreement or an equity pledge contract (“Pledge Registration Contract”) that is executed in the form required by the market supervision and administration department and truly reflects information about the pledge hereunder to the market supervision and administration department, and matters uncovered by the Pledge Registration Contract shall be subject to the provisions of this Agreement.

IV.           Pledge Period

1.              The validity period of the pledge under this Agreement (hereinafter referred to as the “Pledge Period”) shall be two years from the expiration of the period for the performance of all debts under the Agreements.

2.              Within the Pledge Period, if Party B and Party C fail to fulfill their obligations under the Agreements, Party A shall be entitled to dispose of the pledge in accordance with the provisions of Article IX below.

V.                Custody and Return of Pledge Certificate

1.              Party B shall deliver the pledge registration certificate to Party A for custody within three working days from the date on which the pledge is recorded in Party C’s share register in accordance with Article III above; Party A is obliged to keep the pledge documents received.

2.              If the pledge is released in accordance with the provisions of this Agreement, Party A shall return the pledge registration certificate to Party B within three working days after the pledge is released according to the provisions of this Agreement, and provide necessary assistance while Party B goes through pledge release formalities.

VI.           Representations and Warranties of Party B and Party C

(I) Party B hereby represents and warrants to Party A that, as of the effective date of this Agreement:

1.              Party B is the sole legal holder of the equity pledged.

2.              Except for the benefit of Party A, Party B has created no other pledge or other rights over the equity.

3.              The shareholders’ assembly of Party C has passed a resolution approving the equity pledge hereunder.

4.              Once this Agreement comes into effect, it shall constitute legal, valid and legally binding obligations of Party B.

5.              Party B’s pledge of equity pursuant to this Agreement will not violate the relevant provisions of national laws, regulations and other departmental rules, nor violate any contract or agreement signed by Party B with any third party or any commitment made to any third party.

6.              All documents and materials provided by Party B to Party A in relation to this Agreement are true, accurate and complete.

7.              Only with the written authorization and Party A and at the request of Party A may Party B exercise its rights as a shareholder of Party C.

(II) Party C hereby represents and warrants to Party A that, as of the effective date of this Agreement:

1.              It is a limited liability company duly incorporated and validly existing under PRC Laws with independent legal personality; and has full and independent legal status and capacity to execute, deliver and perform this Agreement.

2.              Once duly executed by Party C, this Agreement will constitute legal, valid and legally binding obligations of Party C.

3.              It has full internal corporate power and authority to execute and deliver this Agreement and all other Agreements as well as full power and authority to consummate the transactions contemplated hereunder.

4.              There is no material security interest or other encumbrance (including, but not limited to, transfer of any intellectual property rights or any assets of Party C that have a value of over RMB100,000, or any encumbrance or limitation on right to use attached to such assets) over the assets owned by Party C that may affect Party A’s rights and interests in the equity.

5.              Without the prior written consent of Party A, no debts will be incurred, inherited, guaranteed or permitted to subsist, except for (i) debts incurred in the normal course of business rather than through borrowing; and (ii) debts already disclosed to Party A and permitted by Party A in writing.

6.              Party C has conducted all its operations in the normal course of business, so as to maintain the value of its assets, and will take no act/omission that may affect its operating state and asset value.

7.              There is no pending, or to the knowledge of Party C, threatened, litigation, arbitration or other legal proceedings before any court or arbitral tribunal or by any governmental body or administrative authority against Party C or its equity or assets that have a material or adverse effect on the financial condition of Party C or Party C’s ability to fulfill its obligations and guarantee liability hereunder.

VII.      Undertakings of Party B and Party C

(I) Party B undertakes to Party A that,

1.              During the term of this Agreement, Party B undertakes for the benefit of Party A that it will:

(1)                     Complete the registration with the market supervision and administration department of the jurisdiction where Party C is incorporated in respect of the pledge hereunder pursuant to the provisions hereof.

(2)                     Not transfer the equity or create or permit to subsist any pledge that may affect Party A’s rights and interests without the prior written consent of Party A.

(3)                     Comply with and implement all provisions of laws and regulations concerning the pledge of rights, and present any notice, instruction or advice to Party A within five days upon receipt of the same from the relevant authority in respect of the pledge, and comply with such notice, instruction or advice, or raise objections and statements on the above matters at the reasonable request of Party A or with the consent of Party A.

(4)                     Promptly notify Party A of any event or notification received that may affect Party B’s rights in and to the equity or any part thereof, and of any event or notification concerning Party B altering any guarantee or obligation created hereby or that may have any influence.

2.              Party B undertakes that, the exercise of rights by Party A pursuant to the terms of this Agreement shall not be interrupted or impeded by Party B or any successor or nominee of Party B or any other person through legal proceedings.

3.              Party B undertakes to Party A that, to protect or improve the guarantees for Party B’s and Party C’s obligations under the Agreements, Party B will faithfully sign and procure other parties interested in the pledge to sign all legal titles and deeds and/or take and procure other interested parties to take all actions required by Party A, and facilitate the exercise of rights and authority by Party A conferred by this Agreement.

4.              Party B undertakes to Party A that, it will sign all documents concerning alteration to the equity certificate (if applicable and necessary) with Party A or its designated person (natural person/legal person), and will provide Party A with all notices, orders and decisions regarding the pledge within a reasonable period of time as it deems necessary.

5.              Party B undertakes to Party A that, for the benefit of Party A, it will comply with and perform all warranties, commitments, covenants, representations and conditions. If Party B fails to comply with or fails to perform or fully perform its warranties, commitments, covenants, representations and conditions, it shall compensate Party A for all losses suffered therefrom.

6.              Without the prior written consent of Party A, Party B and/or Party C shall not (on its own or in assistance with others) increase, reduce or transfer Party C’s registered capital (or its capital contribution to Party C) or create any encumbrance thereon (including equity). Subject to this requirement, Party C’s equity registered and acquired by Party B after the signing date of this Agreement shall be referred to as “Additional Equity”. Upon acquisition of the Additional Equity, Party B and Party C shall immediately enter into a supplementary equity pledge agreement with Party A for the Additional Equity, procure the board of directors and the shareholders’ assembly of Party C to approve such supplementary equity pledge agreement, and submit to Party A all documents required for the supplementary equity pledge agreement, including but not limited to: (a) the original capital contribution certificate issued by Party C in respect of the Additional Equity; and (b) a certified copy of the capital verification report issued by a Chinese CPA in respect of the Additional Equity. Party B and Party C shall go through formalities for the pledge of the Additional Equity in accordance with the provisions of this Agreement.

(II) Party C undertakes to Party A that,

1.              If the execution and performance of this Agreement and the equity pledge under this Agreement require the consent, permission, waiver or authorization of any third party, or the approval, permission or exemption of any government agency, or registration or filing with any government agency (if required by law), Party C will try its best to assist in obtaining and maintaining the same in full effect and force during the term of this Agreement.

2.              Party C will not provide any loan or credit or any form of guarantee to anyone without the prior written consent of Party A; it will not assist or allow Party B to create any new pledge over or grant any other security interest in the equity, nor assist or allow Party B to transfer the equity.

3.              Without the prior written consent of Party A, Party C shall not transfer its assets or impose or permit to subsist any security interest or other encumbrance (including, but not limited to, transfer of any intellectual property rights or any assets of Party C that have a value of over RMB100,000, or any encumbrance or limitation on right to use attached to such assets) over the assets owned by Party C that may affect Party A’s rights and interests in the equity.

4.              When there arises any legal action, arbitration or other claim that may adversely affect the interests of Party C, Party C’s equity or Party A’s interests under the Agreements, Party C undertakes to promptly notify Party A in writing in the soonest time possible, and to take all necessary measures to safeguard Party A’s pledge interests in the equity at the reasonable request of Party A.

5.              Party C shall not conduct or permit any act or action that may adversely affect Party A’s interests or equity under the Agreements.

VIII. Event of Default and Liability for Breach

1.              The following events shall be considered events of default:

(1)            Party B or Party C fails to perform its obligations under the Agreements.

(2)            Any representation, warranty or undertaking made by Party B in Articles VI and VII is materially misleading or incorrect; or Party B violates any other provision of this Agreement.

(3)            Party B discards the equity pledged or transfers the equity pledged without the written consent of Party A.

(4)            Any borrowing, guarantee, compensation, commitment or other debt service liabilities of Party B
(a) is required to be repaid or performed in advance due to Party B’s default; or (b) has become due but cannot be repaid or discharged or performed, causing Party A to consider based on reasonable judgment that Party B’s ability to perform its obligations hereunder has been affected.

(5)            Party C becomes unable to repay general debts or other debts having an amount of over RMB50 million.

(6)            The Agreement becomes illegal or Party B becomes unable to perform its obligations hereunder due to any reason other than force majeure.

(7)            Unfavorable changes occur to the properties owned by Party B, causing Party A to consider that Party B’s ability to perform its obligations hereunder has been affected.

(8)            Party C’s successor or custodian can only perform part or refuse to perform the payment obligations hereunder.

(9)            Default caused by Party B’s acts or omissions violating other provisions of this Agreement.

(10)     This Agreement is deemed illegal or Party B is considered to be unable to resume its ligations hereunder under any applicable law.

(11)     Any approval, license or authorization from government agency that renders this Agreement enforceable, legal and valid is revoked, terminated, lapsed or substantially modified.

2.              Party B shall notify Party A in writing immediately if it knows or discovers the occurrence of any matter set forth in item 1 above or any event that may lead to the above matters.

3.              Unless the events of default listed in item 1 above have been solved to the satisfaction of Party A, Party A may issue a written notice of default to Party B upon or at any time after the occurrence thereof, requiring Party B to immediately dispose of the pledge according to Article IX of this Agreement.

IX.          Enforcement of Pledge

1.              Before the obligations under the Agreements have been fully fulfilled, without the written consent of Party A, Party B may not transfer the equity pledged.

2.              If any event of default set forth in Article VIII occurs, Party A shall issue a notice of default to Party B when enforcing the pledge. Party A may enforce its right to dispose of the pledge upon or at any time after the issuance of a notice of default in accordance with item 3, Article VIII above.

3.              Party A has the right to sell or otherwise dispose of the equity pledged hereunder according to legal procedures. If Party A decides to enforce the pledge, Party B promises to transfer all its shareholder’s rights to Party A for exercise. In addition, Party A has the right to be first compensated with proceeds from evaluation or auction or sale of the pledged equity in whole or in part according to statutory procedures.

4.              When Party A disposes of the pledge pursuant to this Agreement, Party B shall not set up obstacles and shall provide necessary assistance, so that Party A may realize its pledge rights.

X.               Assignment

1.              Party B shall not be entitled to donate or assign its rights and obligations hereunder without the prior written consent of Party A. Party B agrees to immediately assign upon death its rights and obligations hereunder to the person designated by Party A.

2.              This Agreement shall be binding upon Party B and its successors or successors, and shall be applicable to Party A and its respective successor, inheritor or permitted assign.

3.              Party A may, at any time and as permitted by law, assign all or any of its rights and obligations under the Agreements to its designated person (natural person/legal person), in which case the assignee shall enjoy and assume the rights and obligations of Party A under the Agreements as if it was a party thereto. When Party A assigns its rights and obligations under the Agreements, it shall only send a written notice to Party B, and Party B shall, at the request of Party A, sign all agreements and/or documents in respect of the assignments.

4.              After Party A changes due to assignment, the new pledge parties shall re-sign an equity pledge agreement, the contents of which shall be substantially consistent with this Agreement.

XI.          Effectiveness and Termination

1.              This Agreement shall be effective and take effect from the date on which it is signed and sealed by the parties or their respective authorized representatives.

2.              If practical, the Parties will endeavor to handle and procure the registration and filing of the equity pledged hereunder with the market supervision and administration department of the jurisdiction where Party C is incorporated, provided that the Parties confirm that, whether the pledge hereunder is registered and filed has no impact on the effectiveness and force of this Agreement.

3.              The release of the pledge shall be recorded in Party C’s share register, and deregistration shall be completed with the market supervision and administration department of the jurisdiction where Party C is incorporated according to law.

4.              Upon the full performance and discharge of consulting and service fees under the Exclusive Technology Consulting and Service Agreement and the termination of other obligations of Party C under the Agreements, this Agreement shall be terminated, Party A shall cancel or terminate this Agreement as soon as reasonably practicable.

5.              Notwithstanding any other provision in this Agreement, if as of June 30, 2020, Party A and Party C have not been sold to the designated third-party buyer (the “Potential Buyer”), and the ultimate actual stakeholders of Party A and Party C have not acquired the shares additionally offered to them, unless otherwise agreed in writing, this Agreement shall be immediately terminated.

6.              Unless otherwise provided by law or otherwise prescribed in this Agreement, under no circumstance shall Party B and Party C be entitled to terminate or dissolve this Agreement.

XII.     Commission Charges and Other Expenses

Any and all expenses and actual expenditures in connection with this Agreement, including but not limited to legal fees, production costs, stamp duties and any other taxes and fees, shall be borne by Party C. If Party A is required by applicable laws to bear certain relevant taxes and fees, Party B shall procure Party C to fully reimburse the taxes and fees paid by Party A.

XIII.          Force Majeure

1.              “Force Majeure” means any event beyond the reasonable control of one Party and which is unavoidable even with reasonable care of the affected Party, including but not limited to, government action, natural force, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, insufficient credit, funds or financing shall not be considered as matters beyond the reasonable control of one Party. The Party affected by force majeure event shall notify the other Parties of such events exempted from liability as soon as possible.

2.              When the performance of this Agreement is delayed or hindered by force majeure event defined above, the Party affected thereby shall take no responsibility for any liability under this Agreement to the extent delayed or hindered. The affected Party shall take appropriate measures to mitigate or eliminate the effect of force majeure and shall endeavor to resume the performance of obligations that are delayed or hindered due to force majeure event. Once the force majeure event is removed, the Parties agree to use their best efforts to resume the performance under this Agreement.

XIV. Confidentiality

The Parties to this Agreement acknowledge and confirm that any oral or written information exchanged between them in relation to this Agreement is confidential. All Parties shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of the other Parties, except in the following cases:

1.              The public is aware of or will be aware of such information (other than through disclosure by the information receiving party).

2.              Information required to be disclosed by law or stock exchange rules or regulations.

3.              If any Party is required to disclose any information to its legal or financial adviser regarding the transactions contemplated hereby, such legal or financial adviser shall also comply with similar confidentiality obligations to these clauses. The disclosure by any employee of or agency engaged by any Party will be deemed disclosure by the Party, which is liable for default under this Agreement. Notwithstanding the invalidity, dissolution, termination or unenforceability of this Agreement for any reason, this clause shall remain in force.

XV.      Governing Law and Dispute Resolution

1.              The conclusion, effectiveness, performance, interpretation of this Agreement and the dispute resolution hereunder shall be governed by the laws of China.

2.              Any dispute arising out of or in connection with the performance of this Agreement shall be resolved through friendly negotiation among the Parties.

3.              If, within 30 days after a Party claims to resolve the dispute through negotiation, no agreement can be reached, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its then-current arbitration rules. The arbitral award shall be final and binding on any Party and the Parties agree to be bound by and to enforce the arbitral award. When any dispute arises and any dispute is under arbitration, the Parties may exercise other rights and shall perform other obligations hereunder except for the matters in dispute.

XVI. Notice

Notices or other communications sent by any Party hereunder shall be made in writing and sent by hand, by letter or fax to the other Party at the address below or other address designated by the other Party from time to time. A notice shall be deemed to have been actually delivered on:

1.              The date of delivery if sent by personal delivery.

2.              The seventh day following the date of mailing (as indicated by the) if sent by registered airmail with postage prepaid, or the third day after deposited with an internationally recognized courier service agency, if sent by letter

3.              The date as indicated on the transmission confirmation sheet of the relevant document if sent by fax.

Party A: Beijing Melo Technology Co., Ltd.
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

Party B1: Guohang Wang
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

Party B2: You Liang
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

Party B3: Yadong Xingchen Investment Development Co., Ltd.
Address: Room 2509, 25/F Floor, Fosun International Center, No. 237 Chaoyang North Road, Chaoyang District, Beijing

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center
Address: Room 2006, Block A, Raycom Wangjing industry Center, Chaoyang District, Beijing

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership)
Address: Room 3-2107, Damei Central Plaza, No. 7 Qingnian Road, Chaoyang District, Beijing

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd.
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

XVII.      Miscellaneous

1.              The headings contained in this Agreement are for reference purposes only and shall not be used to explain, illustrate or otherwise affect the meaning of the provisions hereof.

2.              The Parties acknowledge that, once come into force, this Agreement shall constitute the entire agreement and understanding among the parties with respect to the contents hereof and completely supersede all oral or written agreements and understanding among the parties with respect to the contents hereof.

3.              This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective inheritors, successors and permitted assigns

4.              No failure or delay by any Party in exercising any of its rights hereunder shall be deemed a waiver of the right or preclude further exercise of that right.

5.              If any provision of this Agreement is held invalid, void or unenforceable by a competent court or arbitral body, the validity and enforceability of the other provisions shall not be affected or impaired. In such event, the Parties shall suspend the performance of such invalid, void or unenforceable provision, and shall only modify such provision to the extent rendering the specific fact and circumstance valid and enforceable which is closest to its original intent.

6.              As for matters not covered in this agreement, both parties shall settle them through negotiation. The Parties shall make amendments and additions to this Agreement by way of a written agreement. Modifications and supplements relating to this Agreement that are duly signed by the Parties shall constitute an integral part of this Agreement and have the same legal effect as this Agreement.

7.              This Agreement is executed in eight originals, each having the same legal effect; Party A, Party B and Party C each hold one copy, while the other originals will be submitted to the equity pledge registration agency for registration.

(No text below)

(No text on this page, this being the signature page to the Equity Pledge Agreement)

Party A: Beijing Melo Technology Co., Ltd.

/s/ Seal of Beijing Melo Technology Co., Ltd.

Signature of authorized representative:	/s/Zheng Han

Party B1: Guohang Wang

/s/Guohang Wang

Party B2: You Liang

/s/You Liang

Party B3: Yadong Xingchen Investment Development Co., Ltd.

/s/ Seal of Yadong Xingchen Investment Development Co., Ltd.

Signature of authorized representative:	/s/Donghui Pan

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)

/s/ Seal of Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership)

/s/ Seal of Zhuji Shangde Heli Investment Partnership (Limited Partnership)

Signature of authorized representative:	/s/Yixin Xu

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd.

/s/ Seal of Beijing Weixue Tianxia Education Technology Co., Ltd.